                                                                  Exhibit 10.15



                         PURCHASE AND SALE AGREEMENT
                         ---------------------------

     THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made effective as of December 20, 2001 ("Agreement Date"), by and between Eighteen SAC Self-Storage Corporation, a Nevada corporation ("Buyer") and Amerco Real Estate Company ("AREC") and Amerco Real Estate Company of Texas, Inc. ("AREC of Texas" and, together with AREC, collectively, the "Seller").

                                 RECITALS

     WHEREAS, Seller owns the real property and improvements thereon generally described on Exhibit A hereto, which property consists of fourteen self-storage facilities (including land and improvements thereon, all rights appurtenant thereto, and any incidental items of personal property used in connection therewith) (collectively, the "Property"); and

     WHEREAS, subject to the terms, covenants and conditions set forth herein, Seller desires to sell the Property to Buyer and Buyer desires to purchase the Property from Seller.

     NOW, THEREFORE, in consideration of the foregoing, and the terms, covenants and conditions contained herein and for other valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Agreement of Purchase and Sale.  At the closing hereunder (the
          ------------------------------
"Closing"), which Closing shall occur on or before December 20, 2001 (the "Closing"), subject to the terms, covenants and conditions of this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Property,
as set forth on Exhibit A hereto.   Buyer's obligation to purchase the Property
shall be contingent upon the delivery of deeds for each Property; and in the event any one or more property is not conveyed hereunder, Buyer shall not be obligated to purchase any of the Properties. Prior to the Closing, legal descriptions for the Property shall be prepared and shall be mutually satisfactory to Buyer and Seller.

     2.   Purchase Price.  Subject to adjustment as provided below, the
          --------------
aggregate purchase price to be paid for the Property (the "Purchase Price") shall be Forty-Three Million Seven Hundred and Eighty-Two Thousand and no/100ths Dollars ($43,782,000), to be disbursed to each Seller in accordance with its respective interest.

     3.   Buyer's Contingencies.  Prior to the Closing, Buyer shall have
          ---------------------
completed all due diligence with respect to the Property and upon Closing shall be deemed to have satisfied itself with respect to due diligence including title, survey, environmental conditions, engineering conditions, economic feasibility and the like. Notwithstanding the foregoing, however, each Seller shall be obligated to remove (regardless of whether Buyer objects thereto) all deeds of trust, mortgages, mechanics' liens, UCC filings, judgments and other monetary liens voluntarily imposed on the Property by Seller or arising against the Property as a result of Seller's (or its agents' or affiliates') actions or negligent or intentional omissions or improvements made to, or services rendered in connection with, the Property at the request of, or on behalf of, any Seller; it being the intent of the parties that the Property shall be conveyed to Buyer free and clear of all such monetary liens, and in no event shall any such monetary liens be deemed a permitted title exceptions hereunder. In addition, Buyer's obligation to purchase the Property is contingent upon Buyer obtaining financing upon terms satisfactory to Buyer, for a portion of the Purchase Price.

     4.    Title Insurance; Deed.
           ---------------------

          a.   Owner's Insurance Policy.  At the Closing, each Seller shall
               ------------------------
cause Fidelity National Title Insurance Company to deliver to Buyer, at Buyer's option, an extended coverage ALTA owner's policy of title insurance issued by such title insurance company or its principal, or the unconditional commitment of the title insurer to issue such policy, insuring title to the Property in Buyer in the amount of the Purchase Price; the policy to be subject to the usual printed exclusions, exceptions, conditions and stipulations set forth in the printed form policy, title exceptions permitted by the Buyer ("Permitted Title Exceptions") and such other matters approved in writing by Buyer or resulting from Buyer's actions (the "Title Policy"). Seller shall only be responsible for paying the portion of the title insurance premium relating to standard owner's coverage; if Buyer elects to obtain extended coverage, then Buyer shall pay the additional portion of the premium relating to extended coverage and the cost of any endorsements requested by Buyer.

          b.   Deed.  At the Closing, each Seller shall deliver to Buyer the
               ----
deed granting and conveying to Buyer the Property as identified on Exhibit A hereto, free and clear of all liens other than the Permitted Title Exceptions and free and clear of all monetary liens other than for taxes which are a lien but are not yet delinquent.

     5.   Closing.   Except as otherwise provided below, the Closing shall occur
          -------
on the date (the "Closing Date") which is no later than December 20, 2001. The Closing shall take place at 10:00 a.m. on the Closing Date in the office of the title company, or at such other time and location as the parties may mutually agree. The parties hereto acknowledge and agree that time is of the essence with respect to the Closing Date.

          a.   Action at the Closing by Seller.  Upon the Closing, each Seller
               -------------------------------
shall deliver or cause to be delivered to Buyer all of the following instruments or documents dated as of the Closing, fully executed and, if appropriate, acknow ledged: (i) the Deed; (ii) an Affidavit of Property Value (or other similar instrument) if required in connection with the transfer of the Property; (iii) a Non-Foreign Person Affidavit; (iv) a bill of sale with respect to any personal property conveyed hereunder; (v) affidavits to the title company reasonably requested in connection with the issuance of the title policy hereunder (including, without limitation, a no-lien affidavit and a no parties-in-possession affidavit) and (vi) such other instruments or documents as may be reasonably necessary to fulfill the covenants and obligations to be performed by Seller pursuant to this Agreement.

          b.   Action at the Closing by Buyer.  At the Closing, as a condition
               ------------------------------
to Seller's obligations hereunder, Buyer shall deliver or cause to be delivered to Seller all funds required pursuant to the provisions of this Agreement.

          c.   Closing Costs.  All fees, recording costs, charges or expenses
               -------------
incidental to the sale, transfer and assignment of the Property to Buyer shall, except as otherwise herein expressly provided, be paid according to the then custom of real estate transactions consummated in the county in which the Property is located.

          d.   Proration of Real Estate Taxes.  All general or special
               ------------------------------
assessments by any governmental authority which are a lien on the Property as of the Closing Date shall be paid by Seller in full at the Closing.

     6.   Possession; Risk of Loss.   Seller shall deliver possession of the
          ------------------------
Property to Buyer at the Closing, subject only to the Permitted Title Exceptions and in any event subject to self-storage customers in possession in the ordinary course of business. The risk of loss of any damage or destruction to the Property shall remain with Seller until the Closing.

     7.   Representations and Warranties of Seller.  Except as otherwise
          ----------------------------------------
expressly provided herein, the Property is and shall be sold and conveyed to Buyer on an "AS IS" "WHERE IS" basis, subject to all faults and defects, whether latent or patent, and Buyer acknowledges that no warranty is made with respect to the Property, whether as to habitability, merchantability, fitness for a particular purpose or otherwise. Notwithstanding the foregoing, each Seller acknowledges, represents and warrants to Buyer that the following are true as of the date of this Agreement and will be true as of the Closing, and in entering into this Agreement Buyer is relying upon, the following:

          a.   Due Organization, Etc.  Each Seller is a duly organized, validly
               ----------------------
existing, and is in good standing under the laws of its respective jurisdiction of organization. The transactions contemplated by this Agreement and the execution and delivery of all documents required herein, and its performance hereunder, have been duly authorized by each Seller as necessary or appropriate. The execution and delivery of this Agreement and any other document required herein and the consummation of the transactions contemplated hereby and thereby will not result in any violation of, or default under, any term or provision of any organizational document, agreement, instrument, mortgage, loan, or similar documents to which any Seller is a party or by which any Seller is bound.

          b.   No Condemnation.  There are no existing, or, to each Seller's
               ---------------
knowledge, pending or anticipated condemnation or similar proceedings against or involving the Property or any portion thereof.

          c.   Agreements.  To each Seller's knowledge, there are no options or
               ----------
rights of first refusal, recorded or unrecorded, affecting the Property, nor any other unrecorded agreements affecting the development or use of the Property.

          d.   No Violations.  To each Seller's knowledge, each such Seller has
               -------------
not received written notice of any violation of any applicable law pertaining to the Property, and neither any Seller nor the Property is in violation of any such applicable laws.

          e.   Further Encumbrances.  No Seller shall further encumber the
               --------------------
Property or allow an encumbrance upon the title to the Property, or modify the terms or conditions of any existing leases, contracts or encumbrances, if any, without the prior written consent of Buyer.

     8.   Notices.  All notices or other communications required or provided to
          -------
be sent by either party or by Escrow Agent shall be in writing and shall be sent
(i) by United States Postal Service, postage prepaid, certified, return receipt requested; or (ii) by any nationally known overnight delivery service; or (iii) by courier; or (iv) by facsimile transmission; or (v) in person; or (vi) by electronic mail. All notices shall be deemed to have been given forty-eight
(48) hours following deposit in the United States Postal Service or upon personal delivery if sent by overnight delivery service, courier, facsimile transmission, electronic mail, or personally delivered. All notices shall be addressed to the party at the address below:

          If to Seller:       c/o Amerco Real Estate Company
                              2727 North Central Avenue
                              Phoenix, AZ  85004
                              Attn:  Carlos Vizcarra
                              Telephone No. (602) 263-6555


          If to Buyer:        Eighteen SAC Self-Storage Corporation
                              715 Country Club Drive
                              Mesa, AZ  85210
                              Telephone No. (602) 263-6534


          Any address or name specified above may be changed by notice given to the addressee by the other party in accordance with this paragraph. The inability to deliver because of a changed address of which no notice was given, or rejection or other refusal to accept any notice, shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept. Any notice to be given by any party hereto may be given by the counsel for such party.

     9.   Seller's Remedies.  If Buyer shall materially breach any of the
          -----------------
material terms or provisions of this Agreement on or before the Closing, Seller may waive such breach and close the escrow in accordance with the terms hereof, or Seller may, as its exclusive remedy, terminate this Agreement and obtain Fifty Thousand Dollars as liquidated damages and as consideration for the acceptance of this Agreement and, if applicable, for taking the Property off the market, and not as a penalty. Buyer and each Seller acknowledge that it would be impractical and extremely difficult to estimate the actual damages which Seller may suffer as a result of a default by Buyer, and therefore, Buyer and Seller agree that the foregoing amount of liquidated damages is calculated as a reasonable estimate of the amount of damages likely to be suffered by Seller under the circumstances existing at the time this Agreement is entered into.

     10.  Buyer's Remedies.  If any Seller materially breaches any of the
          ----------------
material terms or provisions of this Agreement, Buyer may either (i) terminate this Agreement by written notice to each Seller, whereupon Buyer shall have the right to pursue recovery of all actual out-of-pocket third party expenses suffered or incurred by Buyer (including, without limitation, costs incurred in connection with Buyer's or Buyer's proposed lender's feasibility, underwriting or due diligence studies of the Property and any deposits paid to proposed lenders) together with any other incidental, consequential or other monetary damages incurred as a result of such breach, and thereafter neither party shall have any further obligation or liability to the other; or (ii) waive such default and consummate the transaction contemplated hereby in accordance with the terms hereof; or (iii) seek specific performance or any other equitable remedy for any default of Seller.

     11.  Survival of Covenants, Agreements, Representations and Warranties.
          -----------------------------------------------------------------
Except as otherwise may be limited by the specific terms of this Agreement, all covenants, agreements, representations and warranties set forth in this Agreement shall survive the Closing and shall not merge into any deed or other instrument executed or delivered in connection with the transaction contemplated hereby.

     12.  Indemnification.  Seller shall and does hereby agree to indemnify,
          ---------------
defend and forever hold Buyer harmless of and from any and all liability, claim or damage attributable to a breach of representation or warranty herein or to the Property or any other property or interest acquired in this transaction or any contract assumed as part of this transaction arising prior to the Closing Date hereunder, including, without limitation, all reasonable attorney's fees and costs associated therewith. Buyer shall and does hereby agree to indemnify, defend and forever hold Seller harmless of and from any and all liability, claim or damage attributable to a breach of representation or warranty herein or to the Property or any other property or interest conveyed in this transaction or any contract assigned as part of this transaction arising on and after the Closing Date hereunder, including, without limitation, all reasonable attorney's fees and costs associated therewith.

     13.  Modification of Agreement.  No modification of this Agreement shall be
          -------------------------
deemed effective unless in writing and signed by the parties hereto, and any waiver granted shall not be deemed effective except for the instance and in the circumstances particularly specified therein and unless in writing and executed by the party against whom enforcement of the waiver is sought.

     14.  Further Instruments.  Each party, promptly upon the request of the
          -------------------
other or upon the request of any escrow agent involved in the Closing, shall execute and have acknowledged and delivered to the other or to such escrow agent, as may be appropriate, any and all further instruments reasonably requested or appropriate to evidence or give effect to the provisions of this Agreement and which are consistent with the provisions hereof.

     15.  Entire Contract.  This Agreement (including the Exhibits hereto)
          ---------------
constitutes the entire contract between the parties with regard to the Property. All terms and conditions contained in any other writings previously executed by the parties and all other discussions, understandings or agreements regarding the Property and the subject matter hereof shall be deemed to be superseded hereby.

     16.  Inurement.  This Agreement shall be binding upon and inure to the
          ---------
benefit of the successors and assigns, if any, of the respective parties hereto.

     17.  Applicable Law.  This Agreement shall be governed by and construed in
          --------------
accordance with the laws of the State of Arizona.

     18.  Commissions.  Each party warrants and represents to the other that no
          -----------
real estate sales or brokerage commissions or like commissions are or may be due in connection with this transaction as a result of the act of the party so warranting. Seller shall indemnify, defend and hold Buyer harmless from and against any claims by Broker and any other third parties made by or through the acts of Seller for real estate or brokerage commissions, or a finder's fee, in connection with the transactions provided for herein, and all costs and expenses incurred by Buyer in connection therewith including, but not limited to, reasonable attorneys' fees. Buyer shall indemnify, defend and hold Seller harmless from and against any claims by third parties other than Broker made by or through the acts of Buyer for real estate or brokerage commissions, or a finder's fee, in connection with the transactions provided for herein, and all costs and expenses incurred by Seller in connection therewith, including, but not limited to, reasonable attorneys' fees.

     19.  Condemnation.  If, between the date of this Agreement and the Closing,
          ------------
any portion of the Property shall be taken or appropriated for public or quasi-public use by right of eminent domain, or if proceedings in condemnation or eminent domain shall be instituted or threatened, Buyer, at its option, may elect to (i) terminate this Agreement by written notice to each Seller within thirty (30) days following Buyer's receipt of written notice of such event, whereupon the Earnest Money Deposit shall be returned to Buyer, and thereafter neither party shall have any further obligation or liability hereunder, or
(ii) proceed with the purchase of the Property, in which event Buyer shall be entitled to the condemnation proceeds relating to the Property. If prior to the Closing such proceeds are paid to any Seller, the amount of such proceeds paid to such Seller shall be applicable towards the Purchase Price of the Property.

     20.  Construction.  The parties agree that each party and its counsel have
          ------------
reviewed and revised this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement or any Addendum, amendments or Exhibits hereto.

     21.  Exhibits and Addenda.  All Exhibits and Addenda attached hereto and
          --------------------
referred to in this Agreement are incorporated herein by this reference and are part of this Agreement.

     22.  Counterparts; Facsimile Signature.  This Agreement may be executed
          ---------------------------------
simultaneously or in counterparts, each of which counterpart shall be deemed an original, but all of which together shall constitute one and the same Agreement. Facsimile signatures of this Agreement are valid.

     23.  Miscellaneous.  The captions and paragraph headings used herein are
          -------------
for convenience and reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement. When used herein, the terms "include" or "including" shall mean without limitation by reason of the enumeration. All grammatical usage herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require. The term "person" shall include an individual, corporation, partnership, trust, estate or any other entity. The words "herein," "hereof," "hereunder," and other similar compounds of the word "here" when used in this Agreement shall refer to the entire Agreement and not to any particular provision, section, exhibit or addenda. If the last day of any time period stated herein shall fall on a Saturday, Sunday or legal holiday, then the duration of such time period shall be extended so that it shall end on the next succeeding day which is not a Saturday, Sunday or legal holiday.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Agreement Date.

BUYER:
Eighteen SAC Self-Storage Corporation


By:   /S/ Mark V. Shoen
      -----------------------------
Its:  President
      -----------------------------

SELLER:

Amerco Real Estate Company, a Nevada
corporation


By:   /S/ Gary Vance Klinefelter
      -------------------------------
Its:  Secretary
      -------------------------------

SELLER:

Amerco Real Estate Company of Texas, Inc., a Texas corporation


By:   /S/ Gary Vance Klinefelter
      -------------------------------
Its:  Secretary
      -------------------------------

                                 Exhibit A


Centers   Address                 City             State and Name of Seller
706086    10400 S VIRGINA STREET  RENO             NV - AREC
717082    9650 CAMINO RUIZ        SAN DIEGO        CA - AREC
720059    55 EAST 3900 SOUTH      SALT LAKE CITY   UT - AREC
723030    6190 W CHANDLER BLVD    CHANDLER         AZ - AREC
741032    164 NORTH I-35 E        DENTON           TX - AREC of Texas
741034    1100 LOS RIOS           PLANO            TX - AREC of Texas
746072    11334 BELLAIRE BLVD     HOUSTON SOUTH    TX - AREC
796051    738 N BROADWAY          EAST PROVIDENCE  RI - AREC
803080    2800 WHITE PLAINS RD    BRONX            NY - AREC
810051    3001 MACARTHUR ROAD     WHITEHALL        PA - AREC
813047    2101 ROUTE 130          CINNAMINSON      NJ - AREC
816075    68075 RAMON ROAD        CATHEDRAL CITY   CA - AREC
834044    615 S HAVANA            AURORA SOUTH     CO - AREC
837051    844 MAIN ST             CAMBRIDGE        MA - AREC